                                                                   EXHIBIT 3.121

                            ARTICLES OF INCORPORATION

                                       OF

                              PROCOM SERVICES, INC.

                                      * * *

     FIRST: That the name of the corporation is PROCOM SERVICES, INC.

     SECOND: This corporation is a close corporation. All of the corporation's issued shares of all classes shall be held of record by not more than one (1)
person.

     THIRD: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation
Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California
Corporations Code.

     FOURTH: The name of this corporation's initial agent for service of process in the State of California is: C T CORPORATION SYSTEM

     FIFTH: The total number shares which the corporation is authorized to issue is five thousand (5,000) of the par value Ten Cents ($0.10) each.

     IN WITNESS WHEREOF, the undersigned have executed these Articles this 22nd day of August 1988.

                                         /s/ K. Gatell
                                         ---------------------------------------
                                         K. Gatell

                                         /s/ C. Trent
                                         ---------------------------------------
                                         C. Trent

                                        /s/ D. Tiu
                                        ---------------------------------------
                                        D. Tiu